Exhibit 99.1

Assured Guaranty Ltd. Comments on the Upgrade to Aaa of Assured Guaranty Corp.’s Insurance Financial Strength Rating by Moody’s Investors Service

HAMILTON, Bermuda—(BUSINESS WIRE)—July 12, 2007—Assured Guaranty Ltd. (NYSE:AGO) is pleased to acknowledge that Moody’s Investors Service (Moody’s) has upgraded the insurance financial strength rating for Assured Guaranty Corp. and its wholly owned subsidiary Assured Guaranty (UK) Ltd. to Aaa with a stable outlook. The ratings of these two companies were previously under review for possible upgrade from Aa1.

“We are pleased to be able to add the Aaa rating from Moody’s to Assured Guaranty Corp.’s long-standing AAA ratings from Standard & Poor’s and Fitch Ratings,” commented Dominic Frederico, President and Chief Executive Officer of Assured Guaranty Ltd. “Receiving triple-A ratings for Assured Guaranty Corp. from all three rating agencies has been a key strategic goal for Assured Guaranty since our initial public offering and is critical to our continued market and earnings expansion.”

Assured Guaranty Ltd. is a Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets. More information can be found at www.assuredguaranty.com.

Assured Guaranty Corp. is a leading provider of financial guaranty insurance in the U.S. and international public finance, structured finance and mortgage-backed securities markets. Assured Guaranty Corp. has triple-A insurer financial strength ratings from the three major global credit rating agencies and is licensed in 49 states, the District of Columbia and Puerto Rico.

Assured Guaranty (UK) Ltd., a London-based subsidiary of Assured Guaranty Corp., is authorized and regulated by the Financial Services Authority to transact financial guaranty business in the United Kingdom and is able to write financial guaranty insurance in 27 countries in the European Economic Area. Assured Guaranty (UK) Ltd. has triple-A insurer financial strength ratings from the three major global credit rating agencies.

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements, including its statements regarding financial ratings or the expansion of direct business, could be affected by rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, developments in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserve, changes in regulation or tax laws, governmental actions, natural catastrophes, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Assured Guaranty Ltd., Hamilton
Equity Investor and Media Contacts:
Sabra Purtill, Managing Director, Investor Relations
and Strategic Planning, 212-408-6044, 441-278-6665
spurtill@assuredguaranty.com
or
Christopher McNamee, Vice President, Investor Relations
212-261-5509
cmcnamee@assuredguaranty.com
or
Fixed Income Investor Contacts:
Patrick Early, Director, Fixed Income Investor Relations
212-408-6043
pearly@assuredguaranty.com
or
Michael Walker, Director, Fixed Income Investor Relations
212-261-5575
mwalker@assuredguaranty.com